COMMON STOCK PURCHASE AGREEMENT
This COMMON STOCK PURCHASE AGREEMENT
(this "Agreement") is dated as of July 14, 2000 by and between Cambex Corporation, a Massachusetts corporation (the
"Company"), and Thumberland Limited, a British Virgin Islands
Corporation (the "Purchaser").
NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereby agree as follows:
ARTICLE I

Definitions
Section 1.1	Certain Definitions.
(a)	"Average Daily Price" shall be the price based on
the VWAP of the Company on the OTC Bulletin Board or, if the
OTC Bulletin Board is not the Principal Market, on the Principal
Market.
(b)	"Draw Down" shall have the meaning assigned to
such term in Section 6.1(a) hereof.
(c)	"Draw Down Exercise Date" shall have the
meaning assigned to such term in Section 6.1(b) hereof.
(d)	"Draw Down Pricing Period" shall mean a period
of twenty-two (22) consecutive Trading Days beginning on the date specified in the Draw Down Notice.
(e)	"Effective Date" shall mean the date the
Registration Statement of the Company covering the Shares
being subscribed for hereby is declared effective.
(f)	"Investment Amount" shall have the meaning
assigned to such term in Section 6.1(e) hereof.
(g)	"Material Adverse Effect" shall mean any adverse
effect on the business, operations, properties or financial
condition of the Company that is material and adverse to the
Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would
prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this
Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.
(h)	"Principal Market" shall mean initially the OTC
Bulletin Board, and shall include the American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or the
New York Stock Exchange if the Company's shares of Common
Stock hereafter are listed and trades on such market or exchange.
(i)	"Registration Statement" shall mean the
registration statement under the Securities Act of 1933, as
amended, to be filed with the Securities and Exchange
Commission for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit A.
(j)	"SEC Documents" shall mean the Company's latest
Form 10-K as of the time in question, all Forms 10-Q and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.
(k)	"Shares" shall mean, collectively, the shares of
Common Stock of the Company being subscribed for hereunder
and those shares of Common Stock issuable to the Purchaser
upon exercise of the Warrants.
(l)		"Threshold Price" is the lowest Average Daily
Price at which the Company will sell its Common Stock with
respect to this Agreement.
(m)	"Trading Day" shall mean any day on which the
Principal Market is open for business.
(n)	"VWAP" shall mean the daily volume weighted
average price of the Company's Common Stock on the OTC
Bulletin Board or on any Principal Market as reported by Bloomberg Financial using the AQR function.
ARTICLE II

Purchase and Sale of Common Stock
Section 2.1	Purchase and Sale of Stock.
Subject to the terms and conditions of this Agreement, the Company, at its sole and exclusive option, may issue and sell to the Purchaser and the Purchaser shall purchase from the Company up to Ten Million Dollars ($10,000,000) (the "Commitment Amount") of the Company's Common
Stock, $0.10 par value per share (the "Common Stock"), based on up to eighteen (18) Draw Downs of (i) as to the first Draw Down only, up to Two Million Dollars ($2,000,000) and (ii) as to any subsequent Draw Downs, up to One Million Dollars ($1,000,000) per Draw Down.
Section 2.2	The Shares.  The Company has
authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to cover the Shares to be issued in connection with all Draw Downs requested under this Agreement. Anything in this Agreement to the contrary notwithstanding, the Company may not make a Draw Down to the extent that, after such purchase by the Purchaser, the sum of the number of shares of Common Stock beneficially owned by the Purchaser and its affiliates would result in beneficial ownership by the Purchaser and its affiliates of more than 9.9%. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended, and the Regulations promulgated thereunder.

Section 2.3	Purchase Price and Closing.  The
Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representation, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase that number of the Shares to be issued in connection with each Draw
Down. The delivery of executed documents under this Agreement and the other agreements referred to herein and the payment of fees set forth in Articles II of the Escrow Agreement (the "Closing") shall take place at the offices of Epstein Becker & Green, P.C., 250 Park Avenue, New
York, New York 10177 within fifteen (15) days of the date hereof, or (ii) such other time and place or on such date as the Purchaser and the Company may agree upon (the "Closing Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.
ARTICLE III

Representations and Warranties
Section 3.1	Representation and Warranties of the
Company.  The Company hereby makes the following representations and warranties to the Purchaser:
(a)	Organization, Good Standing and Power.  The
Company is a corporation duly incorporated validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. Except as set forth in the SEC Documents or on Schedule 3.1(a), the Company does not have any subsidiaries and does not own more that fifty percent (50%) of or control any other business entity. Except as set forth in the SEC Documents or on Schedule 3.1(a), the Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.
(b)	Authorization, Enforcement.  (i) The Company
has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement, the
Registration Rights Agreement, the Escrow Agreement and to
issue the Shares pursuant to the respective terms of such
agreements, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and the Escrow Agreement by the
Company and the consummation by it of the transactions
contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the
Company or its Board of Directors or stockholders is required, and (iii) this Agreement, the Registration Rights Agreement and the Escrow Agreement have been duly executed and delivered by the Company and at the initial Closing shall constitute valid and binding obligations of the Company enforceable against the
Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.
The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the issuance of the Shares.
(c)	Capitalization.  As of March 28, 2000, the
authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, of which 9,635,259 shares are issued and outstanding and 3,000,000 shares of preferred stock, $1.00 par value per share, none of which have been issued. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized and are fully-paid and non-
assessable.  Except as set forth in this Agreement and the
Registration Rights Agreement and as set forth in the SEC
Documents or on Schedule 3.1(c) hereto, no shares of Common
Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth in the SEC Documents or on
Schedule 3.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth in the
SEC Documents or on Schedule 3.1(c) hereto, the Company is
not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the SEC
Documents or on Schedule 3.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect on the Company's
financial condition or operating results. The Company has made available to the Purchaser true and correct copies of the
Company's Articles of Organization as in effect on the date
hereof (the "Articles"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").  The Principal Market for the
Common Stock in the United States is the OTC Bulletin Board,
and the Company has not received any notice from such market questioning or threatening the continued inclusion of the
Common Stock on such market.
(d)	Issuance of Shares.  The Shares to be issued under
this Agreement have been duly authorized by all necessary
corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and
outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common
Stock.
(e)	No Conflicts.  The execution, delivery and
performance of this Agreement by the Company and the
consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the
Company's Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond,
license, lease agreement, instrument or obligation to which the
Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party
or by which the Company is bound or by which any of its
respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or other foreign statute, rule, regulation, order, judgment or decree (including any federal or state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, termination,
amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse
Effect.  The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the
Securities and Exchange Commission (the "Commission") or
state securities administrators subsequent to the Closing and any registration statement which may be filed pursuant hereto);
provided that, for purpose of the representation made in this sentence, the Company is assuming and relying upon the
accuracy of the relevant representations and agreements of the
Purchaser herein.
(f)	SEC Documents, Financial Statements.  The
Common Stock of the Company is registered pursuant to Section
12(g) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and, except as disclosed in the SEC Documents or on Schedule 3.1(f) hereto, since December 31, 1998, the
Company has timely filed all reports, schedules, forms,
statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the
Exchange Act, including material filed pursuant to Section 13(a)
or 15(d) of the Exchange Act.  The Company has delivered or
made available to the Purchaser true and complete copies of the
SEC Documents filed with the Commission since December 31,
1998.  The Company has not provided to the Purchaser any
information which, according to applicable law, rule or
regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder
applicable to such documents, and, as of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements
therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other
applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with
generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited
statements, to normal year-end audit adjustments).
(g)	Subsidiaries.  The SEC Documents or Schedule
3.1(g) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such subsidiary.  For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries.
All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable.  There are no outstanding preemptive,
conversion or other rights, options, warrants or agreements
granted or issued by or binding upon any subsidiary for the
purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence.  Neither the Company nor any subsidiary is a party to, nor has any
knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.
(h)	No Material Adverse Effect.  Since April 1, 2000,
no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents or on
Schedule 3.1(h) hereof.
(i)	No Undisclosed Liabilities.  Except as disclosed in
the SEC Documents or on Schedule 3.1(i) hereto, neither the
Company nor any of its subsidiaries has any liabilities,
obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise)
that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP which are not disclosed in the SEC
Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses since such date and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.
(j)	No Undisclosed Events or Circumstances. Since
April 1, 2000, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties,
prospects, operations or financial condition, that, under
applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC
Documents.
(k)	Indebtedness.  The SEC Documents or Schedule
3.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any
subsidiary, or for which the Company or any subsidiary has
commitments.  For the purposes of this Agreement,
"Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade
accounts payable incurred in the ordinary course of business), (b)
all guaranties, endorsements and contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes
thereto), except guaranties by endorsement of negotiable
instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.
(l)	Title to Assets.  Each of the Company and the
subsidiaries has good and marketable title to all of its real and personal property reflected in the SEC Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the SEC Documents or on Schedule 3.1(1) hereto or such that do not cause a Material Adverse Effect on the Company's financial condition or operating results. All said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.
(m)	Actions Pending.  There is no action, suit, claim,
investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the SEC Documents or on Schedule 3.1(m) hereto, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary.

(n)	Compliance with Law.  The business of the
Company and its subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances,
except as set forth in the SEC Documents or on Schedule 3.1(n)
hereto, except for possible violation which singularly or in the aggregate do not and will not cause a Material Adverse Effect.
The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective businesses as now being conducted by them unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(o)	Taxes. Since December 31, 1998, the Company
and each subsidiary has filed all Tax Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate in all material respects and have been prepared in compliance with all applicable laws; the Company has paid all Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties, and since December 31, 1998, the charges, accruals and reserves for Taxes with respect to the Company
(including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.
		To the Company's knowledge, no claim has
been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; and (B) has not agreed to or is required to make any adjustments pursuant to 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the
IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company.  The Company has not been a United States real property holding corporation within the meaning of 897(c)(2) of the Internal Revenue Code during the applicable period specified in 897(c)(1)(A)(ii) of the Internal
Revenue Code.
		The Company has not made an election under
 341(f) of the Internal Revenue Code.  The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg.  1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is not obligated to make payments or is not a party to an agreement that could obligate it to make any payments that would not be deductible under  280G of the Internal Revenue Code.
		For purposes of this Section 3.1(o):
	"IRS" means the United States Internal Revenue
Service.
	"Tax" or "Taxes" means federal, state, county, local,
foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.
	"Tax Return" means any return, information report or
filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.
(p)	Certain Fees.  Except as set forth on Schedule
3.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement.
(q)	Disclosure.  To the best of the Company's
knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.
(r)	Operation of Business.  The Company and each of
the subsidiaries owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth in the SEC Documents or on Schedule 3.1(r) hereto, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.
(s)	Regulatory Compliance.  The Company has all
necessary licenses, registrations and permits to conduct its business as now being conducted in all states where the Company conducts its business.
(t)	Books and Records.  The records and documents
of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the
Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any
subsidiary.
(u)	Material Agreements.  Except as set forth in the
SEC Documents, or on Schedule 3.1(u) hereto, neither the
Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan, or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form
10-K or other applicable form (collectively, "Material
Agreements") if the Company or any subsidiary were registering securities under the Securities Act of 1933, as amended ( the
"Securities Act").  The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the
Company's knowledge are not in default under any Material
Agreement now in effect, the result of which could cause a
Material Adverse Effect.  Except as set forth in the SEC
Documents or on Schedule 3.1(u) hereto, no written or oral
contract, instruments, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company's Common
Stock.
(v)	Transactions with Affiliates.  Except as set forth in
the SEC Documents or on Schedule 3.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements,
management contracts or arrangements or other continuing
transactions exceeding $100,000 between (a) the Company, any subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee,
consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediately family of such
officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or
stockholder.
(w)	Securities Act of 1933.  The Company has
complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder.  Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person (other than the Purchaser), so as to bring the issuance and sale of the Shares and/or Warrants under the registration provisions of the
Securities Act and applicable state securities laws.  Neither the
Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the
Shares.
(x)	[INTENTIONALLY DELETED]
(y)	Employees.  Neither the Company nor any
subsidiary has any collective bargaining arrangements or
agreements covering any of its employees, except as set forth in the SEC Documents or on Schedule 3(y) hereto.  Except as set forth in the SEC Documents or on Schedule 3(y) hereto, neither the Company nor any subsidiary is in material breach of any
employment contract, agreement regarding proprietary
information, noncompetition agreement, nonsolicitation
agreement, confidentiality agreement, or any other similar
contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the
Company or such subsidiary. Since the date of the December 31,
1999, Form 10-K, no officer, consultant or key employee of the
Company or any subsidiary whose termination, either
individually or in the aggregate, could have a Material Adverse
Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.
(z)	Absence of Certain Developments.  Except as
provided in SEC Documents or in Schedule 3.1(z) hereto, since
April 1, 2000 neither the Company nor any subsidiary has:
(i)	issued any stock, bonds or other corporate
securities or any rights, options or warrants with respect thereto;
(ii)	borrowed any amount or incurred or
become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current
liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such
subsidiary's business;
(iii)	discharged or satisfied any lien or
encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;
(iv)	declared or made any payment or
distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;
(v)	sold, assigned or transferred any other
tangible assets, or canceled any debts or claims, except in the ordinary course of business;
(vi)	sold, assigned or transferred any patent
rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchaser or its representatives;
(vii)	suffered any substantial losses or waived
any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of
prospective business;
(viii)	made any changes in employee
compensation except in the ordinary course of business and
consistent with past practices;
(ix)	made capital expenditures or commitments
therefor in excess of $500,000;
(x)	entered into any other material transaction
not in the ordinary course of business;
(xi)	suffered any material damage, destruction
or casualty loss, whether or not covered by insurance;
(xii)	experienced any material problems with
labor or management in connection with the terms and conditions of their employment; or
(xiii)	effected any two or more events of the
foregoing kind which in the aggregate would be material to the
Company or its subsidiaries.
(aa)	Use of Proceeds.  The proceeds from the sale of
the Shares will be used by the Company and its subsidiaries for general corporate purposes, including for working capital and the prepayment and repayment of debt.
(bb)	Acknowledgment Regarding Purchaser's Purchase
of Shares.  Company acknowledges and agrees that Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated
hereunder.  The Company further acknowledges that the
Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this
Agreement and the transactions contemplated hereunder and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Purchaser's purchase of the Shares.  The Company further represents to the
Purchaser that the Company's decision to enter into this
Agreement has been based solely on the independent evaluation by the Company and its own representatives and counsel.
Section 3.2	Representations and Warranties of
the Purchaser.  The Purchaser hereby makes the following
representations and warranties to the Company:
(a)	Organization and Standing of the Purchaser.  The
Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of British Virgin Islands.
(b)	Authorization and Power.  The Purchaser has the
requisite power and authority to enter into and perform this
Agreement and to purchase the Shares being sold to it hereunder.
The execution, delivery and performance of this Agreement by
Purchaser and the consummation by it of the transactions
contemplated hereby have been duly authorized by all necessary corporate action.
(c)	No Conflicts. The execution, delivery and
performance of this Agreement and the consummation by the
Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such
Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental
agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on
Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof,
provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the
accuracy of the relevant representations and agreements of the
Company herein.
(d)	Financial Risks.  The Purchaser acknowledges that
it is able to bear the financial risks associated with an investment in the Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the
Company and the subsidiaries as it has deemed necessary or
appropriate to conduct its due diligence investigation.  The
Purchaser is capable of evaluating the risks and merits of an investment in the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Purchaser is capable of bearing the entire loss of its investment in the Shares.
(e)	Accredited Investor.  The Purchaser is an
"accredited investor" as defined in Regulation D promulgated under the Securities Act.
(f)	Compliance With Law.  The Purchaser's trading
and distribution activities with respect to the Shares will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the
Principal Market.
(g)	General.  The Purchaser understands that the
Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the suitability of the Purchaser to acquire the Shares.
ARTICLE IV

Covenants
The Company covenants with the Purchaser as follows:
Section 4.1	Securities Compliance.
If applicable, the Company shall notify the NASD, in
accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and
permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares and the Warrants to the Purchaser or subsequent holders.
Section 4.2	Registration and Listing.  The
Company will use reasonable efforts to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any
document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all commercially reasonable action to continue the listing or trading of its Common Stock on the OTC Bulletin Board or another Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the
NASD and the OTC Bulletin Board.
Section 4.3	Registration Statement.  The
Company shall use its reasonable best efforts to cause to be filed the Registration Statement, which Registration Statement shall provide for the resale of the Shares by the Purchaser to the public in accordance with this Agreement. The Company shall cause such Registration Statement to be declared effective by the Commission as expeditiously as practicable. Before the
Purchaser shall be obligated to accept a Draw Down request from the Company, the Company shall have caused a sufficient
number of shares of Common Stock to be registered to cover the
Shares to be issued in connection with such Draw Down.
Section 4.4	Escrow Arrangement.  The
Company shall enter into an escrow arrangement with the
Purchaser and Epstein Becker & Green, P.C. (the "Escrow
Agent") in the Form of Exhibit B hereto respecting payment
against delivery of the Shares.
Section 4.5	Compliance with Laws.  The
Company shall comply, and cause each subsidiary to comply,
with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.
Section 4.6	Keeping of Records and Books of
Account.  The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently
applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.
Section 4.7	Amendments.  The Company shall
not amend or waive any provision of its Articles of Organization or Bylaws of the Company in any way that would adversely
affect the dividend rights or voting rights of the holders of the
Shares.
Section 4.8	Other Agreements.  The Company
shall not enter into any agreement the terms of which such
agreement would restrict or impair the right to perform of the Company or any subsidiary under this Agreement.
Section 4.9	Notice of Certain Events Affecting
Registration; Suspension of Right to Request a Draw Down. The Company will immediately notify the Purchaser upon the occurrence of any of the following events in respect of the Registration Statement or related prospectus in respect of the
Shares: (i) receipt of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any amendments or supplements to the Registration Statement or related
prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order
suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be
incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
(v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate;
and the Company will promptly make available to the Purchaser any such supplement or amendment to the related prospectus.
The Company shall not deliver to the Purchaser any Draw Down
Notice during the continuation of any of the foregoing events.
Section 4.10	Consolidation; Merger.  The
Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Purchaser such shares of stock and/or securities as the Purchaser may be entitled to receive pursuant to this Agreement.
Section 4.11	Limitation on Future Financing.
The Company agrees that, except as set forth below, it will not enter into any sale of its securities for cash at a discount to the current market price until the earlier of (i) eighteen (18) months from the effective date of the Registration (ii) thirty (30) days after the entire $10,000,000 of Shares (excluding the Shares underlying the Warrants) has been purchased by Purchaser or (iii) thirty (30) days after termination of this Agreement pursuant to the provisions of Sections 7.1, 7.2(a) or 7.2(b) hereof. The foregoing shall not prevent or limit the Company from engaging in any sale of securities (i) in a registered public offering by the Company which is underwritten by one or more established investment banks, (ii) in one or more private placements where the purchasers do not have registration rights, (iii) pursuant to any presently existing or future employee benefit plan which plan has been or is approved by the Company's stockholders, (iv) pursuant to any compensatory plan for a full-time employee or key consultant, (v) in connection with a strategic partnership or other business transaction, the principal purpose of which is not simply to raise money or (vi) to which Purchaser gives its written approval.

The Purchaser covenants with the Company as follows:
4.12	No Short Sales.  The Purchaser and its
affiliates shall not engage in short sales of the Company's Common Stock (as defined in applicable SEC and NASD rules) during the term of this Agreement.
4.13	Notice of Beneficial Ownership.  At the
request of the Company, upon delivering a Draw Down Notice to the Purchaser, the Purchaser shall inform the Company of the current number of shares of Common Stock and Warrants beneficially owned by the Purchaser and its affiliates.
ARTICLE V

Conditions to Closing and Draw Downs
Section 5.1	Conditions Precedent to the
Obligation of the Company to Sell the Shares.  The obligation hereunder of the Company to issue and sell the Shares to the
Purchaser is subject to the satisfaction or waiver, at or before the Closing and as of each Draw Down Exercise Date, of each of the conditions set forth below.  These conditions are for the
Company's sole benefit and may be waived by the Company at
any time in its sole discretion.
(a)	Accuracy of the Purchaser's Representations and
Warranties.  The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing and as of each Draw Down
Exercise Date as though made at that time, except for
representations and warranties that speak as of a particular date.
(b)	Performance by the Purchaser.  The Purchaser
shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or
complied with by the Purchaser at or prior to the Closing and as of each Draw Down Exercise Date.
(c)	No Injunction.  No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or
governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this
Agreement.
Section 5.2	Conditions Precedent to the
Obligation of the Purchaser to Close at the Closing.  The
obligation hereunder of the Purchaser to perform its obligations under this Agreement and to purchase the Shares is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.  These conditions are for the
Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.
(a)	Accuracy of the Company's Representations and
Warranties.  Each of the representations and warranties of the
Company shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a particular date).
(b)	Performance by the Company.  The Company
shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this
Agreement to be performed, satisfied or complied with by the
Company at or prior to the Closing.
(c)	No Injunction.  No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or
governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this
Agreement.
(d)	No Proceedings or Litigation.  No action, suit or
proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any
governmental authority shall have been threatened, against the
Purchaser or the Company or any subsidiary, or any of the
officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions
contemplated by this Agreement, or seeking damages in
connection with such transactions.
(e)	Opinion of Counsel, Etc.  At the Closing, the
Purchaser shall have received an opinion of counsel to the
Company, dated the date of Closing, in the form of Exhibit C hereto, and such other customary closing certificates and
documents as the Purchaser or its counsel shall reasonably
require incident to the Closing.
(f)	Warrants.  In lieu of a minimum Draw Down
commitment by the Company, the Purchaser shall receive a
warrant certificate to purchase up to a number of shares
determined by dividing $500,000 by the average VWAP on the
five (5) Trading Days immediately prior to the Closing Date (the
"Warrants").  The Warrants shall have an exercise price equal to
115% of the average VWAP on the five (5) Trading Days
immediately preceding the Closing Date and a term of three (3)
years.  The Common Stock underlying the Warrant will be
registered in the Registration Statement referred to in Section 4.3 hereof.  The Warrant shall be in the form of Exhibit E hereof.
Section 5.3	Conditions Precedent to the
Obligation of the Purchaser to Accept a Draw Down and
Purchase the Shares.  The obligation hereunder of the Purchaser to accept a Draw Down request and to acquire and pay for the
Shares is subject to the satisfaction, at or before each Draw Down
Exercise Date, of each of the conditions set forth below.
(a)	Satisfaction of Conditions to Closing.  The
Company shall have
satisfied, or the Purchaser
shall have waived at the
Closing, the conditions set
forth in Section 5.2 hereof
(b)	Effective Registration Statement.  The
Registration Statement registering the Shares shall have been declared effective by the Commission and shall remain effective on each Draw Down Exercise Date.
(c)	No Suspension.  Trading in the Company's
Common Stock shall not have been suspended by the
Commission or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the delivery of each Draw
Down Notice), and, at any time prior to such Draw Down Notice, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, or minimum prices
shall not have been established on securities whose trades are reported on the Principal Market (unless the general suspension or limitation shall have been terminated prior to the delivery of such Draw Down Notice).
(d)	Material Adverse Effect.  No Material Adverse
Effect and no Consolidation Event where the successor entity has not agreed to perform the Company's obligations shall have
occurred.
(e)	Opinion of Counsel  The Purchaser shall have
received a "down-to-date" letter from the Company's counsel, confirming that there is no change from the counsel's previously delivered opinion, or else specifying with particularity the reason for any change.

(f)	Future Financing.	The Company shall have not
completed any financing prohibited by Section 4.11 unless, prior to the Company delivering a Draw Down Notice after any such financing, the Company pays the Purchaser the sum of $100,000 as liquidated damages.



ARTICLE VI
Draw Down Terms
Section 6.1	Draw Down Terms. Subject to the
satisfaction of the conditions set forth in this Agreement, the parties agree as follows:
(a)	The Company, may, in its sole
discretion, issue a notice to the Purchaser of the Company's intent to sell Shares to the Purchaser (a "Draw Down") during each Draw Down Pricing Period, which Draw Down the
Purchaser is obligated to accept.
(b)	Only one Draw Down shall be allowed
in each Draw Down Pricing Period. The price per share paid by the Purchaser shall be the Average Daily Price on each separate Trading Day during the Draw Down Pricing Period. The number of shares of Common Stock purchased by the Purchaser with
respect to each Draw Down shall be determined on a daily basis during each Draw Down Pricing Period and settled on, (i) as to the 1st through the 11th Trading Days after a Draw Down Pricing Period commences, on the 13th Trading Day after a Draw Down
Pricing Period commences, and (ii) as to the 12th through the 22nd Trading Days after a Draw Down Pricing Period commences, the
24th Trading Day after a Draw Down Pricing Period (each, a
"Draw Down Exercise Date").  In connection with each Draw
Down Pricing Period, the Company may set an Average Daily
Price below which the Company will not sell any Shares (the "Threshold Price"). If the Average Daily Price on any day within the Draw Down Pricing Period is less than the Threshold Price, the Company shall not sell and the Purchaser shall not be
obligated to purchase the Shares otherwise to be purchased for such day. The Company shall have the right to issue and exercise a Draw Down of up to (i) as to the first Draw Down only,
$2,000,000 (ii) as to all subsequent Draw Downs, $1,0000,000 per Draw Down of the Company's Common. Each Draw Down
is subject to the limitations set forth immediately below, until the aggregate amount purchased under this Agreement equals Ten
Million Dollars ($10,000,000).
(c)	The minimum Draw Down shall be
$250,000, except that if the remaining Commitment Amount is
less than $250,000, the Investment Amount (as defined below)
shall be equal to such remaining Commitment Amount.
(d)	The maximum dollar amount of each
Draw Down during any Draw Down Pricing Period shall be
limited pursuant to the following formula: Average Stock Price:
Average of the Average Daily Prices for the 22 Trading Days
prior to the Draw Down Notice date.  Average Trading Volume:
Average daily trading volume for the 45 Trading Days prior to the Draw Down Notice date.  Maximum dollar amount of each
Draw Down: 20% of (Average Stock Price x (Average Trading
Volume x 22)) the number of Shares of Common Stock to be
issued in connection with each Draw Down shall be equal to the sum of the quotients (for each trading day within the Draw Down Pricing Period) of (x) 1/22nd of the Draw Down amount and (y)
93% of the Average Daily Price of the Common Stock on each
Trading Day within the Draw Down Pricing Period.  If the
Average Daily Price on a given Trading Day is less than the Threshold Price, then the Purchaser's Draw Down will be reduced by 1/22nd and that day shall be withdrawn from the Draw
Down Pricing Period, except that the Purchaser in its sole discretion may purchase such shares at the Threshold Price.
(e)	The Company must inform the
Purchaser of the amount of the Draw Down (the "Investment
Amount") by delivering a Draw Down Notice, in the form of
Exhibit D hereto, via facsimile transmission as to the amount of the Draw Down the Company wishes to exercise before the first day of the Draw Down Pricing Period (the "Draw Down
Notice").  The Company may set the Threshold Price, if any,
prior to the commencement of each Draw Down Pricing Period.
At no time shall the Purchaser be required to purchase more than the maximum Draw Down amount for a given Draw Down
Pricing Period so that if the Company chooses not to exercise the maximum permitted Draw Down in a given Draw Down Pricing
Period the Purchaser is not obligated to and shall not purchase more than the scheduled maximum amount in a subsequent Draw
Down Pricing Period.
(f)	On or before each Draw Down
Exercise Date, the Shares purchased by the Purchaser shall be delivered to The Depository Trust Company ("DTC") on the
Purchaser's behalf. The Shares shall be credited by the Company to the DTC account designated by the Purchaser upon receipt by the Escrow Agent of payment for the Draw Down into the Escrow Agent's trust account as provided in the Escrow
Agreement. The Escrow Agent shall be directed to pay 95% of the purchase price to the Company, net of One Thousand Five
Hundred Dollars ($1,500) per Draw Down as escrow expenses to the Escrow Agent, and 5% of the Purchase Price to the placement agent as set forth in the Escrow Agreement. The delivery of the Shares into the Purchaser's DTC account in exchange for payment therefor shall be referred to herein as "Settlement".
ARTICLE VII

Termination
Section 7.1	Termination by Mutual Consent.
The term of this Agreement shall be eighteen (18) months from the Effective Date.


Section 7.2	Other Termination.
(a)  The Purchaser may terminate this Agreement
upon one (1) Trading Day's notice if (i) an event resulting in a Material Adverse Effect has occurred, (ii) the Common Stock is de-listed from the OTC Bulletin Board unless such de-listing is in connection with the listing of the Common Stock on the
American Stock Exchange, the Nasdaq National Market, Nasdaq SmallCap Market, or the New York Stock Exchange, or (iii) the Company files for protection from creditors under any applicable law.
	(b) The Company may terminate this Agreement upon one (1) Trading Day's notice if the Purchaser shall fail to fund more than one properly noticed Draw Down within three (3) Trading Days of the date payment for such Draw Down is due. Except as to (i) 10% of the Warrants issued to the Purchaser and (ii) any
Warrants already exercised by the Purchaser, in the event that the Purchaser fails to honor more than one properly noticed Draw
Down as set forth above, the Purchaser shall return to the
Company for cancellation a pro-rata portion of the remaining Warrants, based upon the portion of the Commitment Amount that has not been previously honored.
Section 7.3	Effect of Termination.  In the event
of termination by the company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect, except for Sections 7.2(b), 9.1 and 9.2, and Article VIII herein. Nothing in this Section 7.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights to the Company and the Purchaser to compel specific performance by the other party of its obligations under this Agreement.
ARTICLE VIII

Indemnification
Section 8.1	General Indemnity.  The Company
agrees to indemnify and hold harmless the Purchaser (and its directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the
Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein; provided, however, this Section 8.1 shall not inure to the benefit of the Purchaser with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities (as defined in Section 1 of the Registration Rights Agreement) which are the subject thereof if the Purchaser failed to send or give (in violation of the Securities Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in the Registration Statement to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Purchaser or other underwriter distributing the Registrable Securities was obligated to do so under the Securities Act or the rules and regulations promulgated thereunder. The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein. Notwithstanding anything to the contrary herein, the Purchaser shall be liable under this Section 8.1 for only that amount as does not exceed the net proceeds to such Purchaser as a result of the sale of Shares pursuant to the Registration Statement.
8.2	Contribution.  In order to provide for just
and equitable contribution under the Securities Act in any case in which (i) the indemnified party (as defined below) makes a claim for indemnification pursuant to Article VIII hereof but is
judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Article
VIII hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the Purchaser shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or
alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchaser on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such
statement or omission.   The Company and the Purchaser agree
that it would not be just and equitable if contribution pursuant to this Section 8.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.2. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8.2 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding any other provision of this
Section 8.2, in no event shall any (i) Purchaser be required to undertake liability to any person under this Section 8.2 for any amounts in excess of the dollar amount of the net proceeds to be received by such Purchaser from the sale of such Purchaser's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement.
Section 8.3	Indemnification Procedure.  Any
party entitled to indemnification under this Article VIII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VIII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party, which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VIII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VIII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, within ten (10) Trading Days of written notice thereof to the indemnifying party so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to.

ARTICLE IX
Miscellaneous
Section 9.1	Fees and Expenses.	The
Company and the Purchaser shall pay all of their own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company shall pay, at the Closing, attorneys and escrow fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Purchaser of $10,000 in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereunder. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with any subsequent amendments, modifications or waivers of this Agreement, the Escrow
Agreement or the Registration Rights Agreement by the
Company or incurred in connection with the enforcement of this Agreement, the Escrow Agreement and the Registration Rights Agreement, including, without limitation, all reasonable attorneys fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.
Section 9.2	Specific Enforcement.  The
Company and the Purchaser acknowledge and agree that
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.
Section 9.3	Entire Agreement; Amendment.
This Agreement, together with the Registration Rights
Agreement and the Escrow Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought and no condition to closing any Draw Down in favor of the Purchaser may be waived by the Purchaser.
Section 9.4	Notices.  Any notice, demand,
request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:
If to the Company:	Cambex Corporation
			360 Second Avenue
			Waltham, MA  02451
			Telephone:  (781) 890-6000
			Facsimile:  (781) 890-2899
			Attention:  Peter J. Kruy

With copies to:	Mintz, Levin, Cohn, Ferris,
Glovsky & Popeo, P.C.
			One Financial Center
			Boston, Massachusetts 02111
			Tel:  (617) 348-1809
			Fax:  (617) 542-2241
			Attention:  Neil H. Aronson, Esq.

If to Purchaser: 	c/o Dr. Dr. Batliner & Partner
			Aeulestrasse 74
			FL-9490 Vaduz, Liechtenstein
			Fax:  011-075-236-0405
			Attn:  Hans Gassner, Authorized
Signatory

with copies to:		Epstein Becker & Green, P.C.
			250 Park Avenue
			New York, New York 10177
			Telephone Number:  (212) 351-
4924
			Fax:  (212) 661-0989
			Attention: Robert F. Charron
Any party hereto may from time to time change its
address for notices by giving written notice of such changed address to the other party hereto in accordance herewith.
Section 9.5	Waivers.  No waiver by either party
of any default with respect to any provision, condition or
requirement of this Agreement shall be deemed to be a
continuing waiver in the future or a waiver of any other
provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it
thereafter.
Section 9.6	Headings.  The article, section and
subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.
Section 9.7	Successors and Assigns.  This
Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this
Agreement.
Section 9.8	No Third Party Beneficiaries.  This
Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
Section 9.9	Governing Law/Arbitration.  This
Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. Any dispute under this Agreement or any Exhibit attached hereto shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New
York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York.
To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. The Board of Arbitration shall be authorized and is directed to enter a default judgment against any party refusing to participate in the arbitration proceeding within thirty days of any deadline for such participation. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The prevailing party shall be awarded its costs, including attorneys' fees, from the non-prevailing party as part of the arbitration award. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. The prevailing party in such injunctive action shall be awarded its costs, including attorney's fees, from the non-prevailing party.

Section 9.10	Counterparts.  This Agreement may
be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being
understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.
Section 9.11	Publicity.  Prior to the Closing,
neither the Company nor the Purchaser shall issue any press
release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement. After the Closing, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this
Agreement; provided, that prior to issuing any such press release, making any such public statement or announcement, the
Company obtains the prior consent of the Purchaser, which
consent shall not be withheld or delayed for more than three (3)
Trading Days.
Section 9.12	Severability.  The provisions of this
Agreement are severable and, in the event that any court or affiliates of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this
Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either parties hereto.
Section 9.13	Further Assurances.  From and
after the date of this Agreement, upon the request of the
Purchaser or the Company, each of the Company and the
Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.
Section 9.14	Controlling Document. In the event of any
conflict between the terms of the exhibits attached hereto and this Purchase Agreement, this Purchase Agreement shall control.
Section  9.15	Effectiveness of Agreement.  This
Agreement shall become effective only upon satisfaction of the conditions precedent to the Closing in Article I of the Escrow Agreement.



		IN WITNESS WHEREOF, the parties
hereto have caused this Agreement to be duly executed by their respective authorize officer as of this 14th day of July, 2000.
			CAMBEX CORPORATION


			By:  /s/ Joseph Kruy
				Joseph Kruy, Chairman,
President and CEO

			Thumberland Limited


			By:  /s/ Hans Gassner
			          	Hans Gassner, Authorized
Signatory